SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report
(Date of Earliest Event Reported)
June 3, 2003

SureBeam Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000-31807 (Commission File Number)	33-0921003 (I.R.S. Employer Identification No.)

9276 Scranton Rd., Suite 600
San Diego, CA 92121-1750
(Address of principal executive offices)

(858) 795-6300
(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 16.1

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     The Audit Committee of the Board of Directors of SureBeam Corporation (referred to as “SureBeam,” “our,” or “we”) considers and selects our independent auditor. As recommended and directed by our Audit Committee, on June 3, 2003 we terminated KPMG LLP (“KPMG”) as SureBeam’s independent auditor and effective June 9, 2003, Deloitte & Touche LLP (“Deloitte & Touche”) was named as our independent auditor for the year ending December 31, 2003. KPMG was appointed the independent auditor of SureBeam on April 15, 2002, following the dismissal of Arthur Andersen LLP (“Arthur Andersen”) on April 9, 2002.

     In connection with the audit of the fiscal year ended December 31, 2002, and the subsequent interim period through June 3, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     Arthur Andersen’s report on our consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was that audit report qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen’s report on our consolidated financial statements for the year ended December 31, 2001 was issued on an unqualified basis in conjunction with the publication of our Annual Report to Stockholders and the filing of our Annual Report on Form 10-K.

     The audit report of KPMG on the consolidated financial statements of SureBeam Corporation and subsidiaries for the year ended December 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor was that audit report qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent years ended December 31, 2002 and 2001, and the subsequent interim period through the date of this report, we did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     SureBeam provided KPMG with a copy of the foregoing disclosures. Attached, as Exhibit 16.1, is a copy of KPMG’s letter, dated June 10, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired. Not applicable.

     (b)  Pro Forma Financial Information. Not applicable.

     (c)  Exhibits.

No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated June 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SureBeam Corporation

By:	/s/ David A. Rane

David A. Rane Senior Vice President and Chief Financial Officer

Date: June 10, 2003